UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2017 (March 22, 2017)

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 8.01 Other Events

On March 22, 2017 (the “Closing Date”), East West Bancorp, Inc. (the “Company”), through its wholly-owned subsidiary East West Bank (“EWB”), consummated a sale and leaseback transaction with GC 555 Montgomery, LLC, a Delaware limited liability company (“Buyer”), pursuant to an Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) entered into on March 1, 2017. Under the terms of the Agreement, EWB sold the property located at 555 Montgomery Street, San Francisco, California (the “Property”) to Buyer for $120.6 million.
On the Closing Date, EWB also entered into a leaseback with Buyer for portions of the Property consisting of office premises on the third, ninth and tenth floors of the building and retail premises including ground floor premises, storage space and basement premises.

As of the Closing Date, the net book value for the building was approximately $31.6 million. Part of the gain on sale of the building will be deferred, due to the leaseback of part of the premises. As such, the Company estimates a pre-tax gain at Closing Date of $71.7 million.

There are no other material relationships between Buyer and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2017

EAST WEST BANCORP, INC.

By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer

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